                             AEROVOX INCORPORATED

                                  MAY 9, 1995

                    ANNUAL MEETING OF AEROVOX INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Clifford H. Tuttle and Ronald F. Murphy or either of them, with power of substitution to each, proxies to vote and act at the Annual Meeting of Shareholders on Tuesday, May 9, 1995 at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts 02110, and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, and to vote on the following as specified by the undersigned, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

Unless otherwise specified in the spaces provided on the reverse side, the proxy will be voted in FAVOR of all nominees as Class III directors, and IN FAVOR of the increase in the number of shares of Common Stock reserved for issuance under the 1989 Stock Option Plan for Directors from 50,000 to 80,000 and to change the vesting schedule so that options become exercisable on the first anniversary of the date of the grant, and in the discretion of the named proxies as to any other matter not known a reasonable time before this solicitation that may come before this meeting or any adjournment thereof.

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE
   ------------------------------------------------------------------------

                              (See Reverse Side)

[X] Please mark your  ++                                          +
    votes as in this  +                                           +
    example                                                       ++++

                 FOR     WITHHELD
1.Election of    [_]       [_]       Nominees:  Dennis Horowitz
  Class III                                     Ronald F. Murphy
  Directors:                                    Benedict P. Rosen

For, except vote withheld from the
following nominee(s):



- - ----------------------------------
                                             FOR      AGAINST     ABSTAIN
2.  Approval of Increase in number of        [_]        [_]         [_]
    Shares of Common Stock reserved
    under the 1989 Stock Option Plan for
    Directors from 50,000 to 80,000 and
    change in vesting schedule.

Please mark, sign date and return the proxy card using the enclosed envelope.



SIGNATURE__________________ DATE____________ SIGNATURE____________ DATE_______

NOTE: Please sign exactly as name appears hereon, Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.